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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR




We hereby consent to the incorporation by reference in the Registration Statements of Paging Partners Corporation on Forms S-3 and S-8 of our report dated January 22, 1999, on our audits of the financial statements of Paging Partners Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-KSB.



/s/Berenson & Company LLP

New York, NY
February 22, 1999